UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	February 5, 2008
ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this Current Report pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Energy Conversion Devices, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 7, 2008, Energy Conversion Devices, Inc. (“ECD” or the “Company”) issued a press release announcing its consolidated financial results for the second quarter of fiscal year 2008. A copy of the press release announcing the financial results is filed as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2007, the Company’s Board of Directors appointed Christopher Belden as a member of the Board of Directors. Mr. Belden, 47, was most recently Group Vice President of Global Operations for Applied Materials, Inc., a global leader in nanomanufacturing technology solutions for the electronics industry, where he was responsible for volume manufacturing, supply chain management, reliability, quality and worldwide facilities. Prior to joining Applied Materials, Mr. Belden was Senior Vice President of Manufacturing for Motorola Semiconductor Products Sector, which became known as Freescale Semiconductor in 2004.

A copy of the press release announcing the appointment of Mr. Belden is filed as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release issued by Energy Conversion Devices, Inc. dated February 7, 2008.
99.2	Press release issued by Energy Conversion Devices, Inc. dated February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: February 11, 2008

Item 9.01	Exhibits

(d)	Exhibits:

99.1	Press release issued by Energy Conversion Devices, Inc. dated February 7, 2008.
99.2	Press release issued by Energy Conversion Devices, Inc. dated February 6, 2008.